UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                      February 1, 2007 (January 31, 2007)


                              IASIS HEALTHCARE LLC
                              --------------------
             (Exact name of registrant as specified in its charter)


        Delaware                     333-117362                  20-1150104
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of organization)                                         Identification No.)


            117 Seaboard Lane, Building E
                 Franklin, Tennessee                      37067
      ----------------------------------------          ----------
      (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (615) 844-2747


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

     On  January  31,  2007,  IASIS  Healthcare  LLC  completed  its  previously announced acquisition of Glenwood Regional Medical Center, located in West Monroe, Louisiana. The 242-bed hospital was purchased from the Hospital Service District No. 1 of the Parish of Ouachita, State of Louisiana, for a purchase price of approximately $81.0 million, subject to final net working capital and other purchase price adjustments. A copy of the press release announcing the closing of the acquisition is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

        (d)     Exhibits.

        99.1    Press Release dated February 1, 2007.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        IASIS HEALTHCARE LLC


                                        By: /s/ John M. Doyle
                                            -----------------
                                                John M. Doyle
                                                Chief Accounting Officer

Date: February 1, 2007


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

                                  EXHIBIT INDEX


No.                     Exhibit
----------------        --------------------------------------------------------
99.1                    Press Release dated February 1, 2007.



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